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                                                                    EXHIBIT 10.5



         Cooperative Marketing Agreement dated as of November 17, 1999 by and between the Company and CDB Infotek

     Edgarized on or about January 3, 2000 as an exhibit to Form S-1 Draft
                         R.R. Donnelley Job #31589FS1

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                        COOPERATIVE MARKETING AGREEMENT


     This COOPERATIVE MARKETING AGREEMENT (the "Agreement") is entered into as of the 17th day of November, 1999 by and between Loislaw.com, Inc., ("LOISLAW.COM"), and CDB Infotek, a subsidiary of ChoicePoint Services Inc. ("CDB") with reference to the following facts.

     WHEREAS, CDB is the owner and operator of a proprietary electronic public record information reference and retrieval system maintained on the World Wide Web portion of the Internet ("CDB Site") containing certain data set forth on Exhibit "A" ("CDB Data"), which it provides to its legal market subscribers ("CDB Subscribers"); and

     WHEREAS, LOISLAW.COM is a legal publisher operating a proprietary electronic law library maintained on the World Wide Web portion of the Internet ("LOISLAW.COM Site") containing certain data set forth on Exhibit "B" ("LOISLAW.COM Data"), which it provides to its subscribers ("LOISLAW.COM Subscribers"); and

     WHEREAS, CDB and LOISLAW.COM do not currently compete with each other, and CDB and LOISLAW.COM desire to enter into a mutually beneficial arrangement so they can better compete in their respective markets by offering enhanced products and services; and

     WHEREAS, CDB desires to make certain CDB Data available to LOISLAW.COM Subscribers who are eligible to become CDB Subscribers ("Referred Subscribers") through the normal course of business and via a hotlinked URL connection to a co-branded CDB maintained site on the World Wide Web portion of the Internet ("Co-Branded Site"), and LOISLAW.COM
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desires to provide access to the CDB Data to the Referred Subscribers, on the terms and subject to the conditions set forth herein; and

     WHEREAS, LOISLAW.COM desires to make the LOISLAW.COM Data available to CDB Subscribers through the normal course of business and via a hotlinked URL connection to the LOISLAW.COM Site, and CDB desires to provide access to the LOISLAW.COM Data to CDB Subscribers, on the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

     1. Icon(s). Each party shall provide the other with an icon(s) that represents the other party's web site. Each Party will incorporate the other party's icon(s) into its web site and will make such icon(s) visible to all customers accessing such web site. In order to facilitate such access, each party will supply the NIC registered address(es) of those server(s) that will be accessed when any users double-clicks the other party's icon(s).

     2. Proprietary Interest. Each party acknowledges that the other party's intellectual property, including without limitation, trademarks, logos or icons are proprietary to each party and are protected by applicable laws relating to copyright, trademark, patent and trade secrets. Each party agrees that no proprietary rights pass to the other party by virtue of this Agreement except for the right to incorporate each party's icon(s) on the other party's web site.

     3.   Grant to LOISLAW.COM.

          (a) CDB hereby grants to LOISLAW.COM the right to offer to the LOISLAW.COM Subscribers the opportunity to become Referred
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               Subscribers, as determined by CDB, and to access the CDB Data on the Co-Branded Site.

          (b) LOISLAW.COM agrees that it will not offer data, which is the same or similar to the CDB Data, from other public records providers (except for data which may be offered by a subsidiary, parent, or affiliate of LOISLAW.COM) on the LOISLAW.COM Site, any other LOISLAW.COM site or any third party web site. Other public record providers include without limitation, LEXIS-NEXIS, West Group, Merlin, Dun & Bradstreet, DBT, Information America, U.S. Search.com, Inc. and any parent, subsidiary, or affiliate of each.

          (c) LOISLAW.COM agrees to cooperate with CDB throughout the term hereof and to dedicate such resources as shall be necessary and reasonable to assist CDB in the automation, tracking, fulfillment and customer delivery of the CDB Data, without recourse to CDB for any costs or expenses incurred by LOISLAW.COM. CDB shall be responsible for all costs associated with the development and maintenance of the CDB Site, the Co-Branded Site and the link between the Co-Branded Site and the LOISLAW.COM Site, without recourse to LOISLAW.COM for any costs or expenses incurred by CDB in the development and maintenance of said sites.

          (d) CDB shall have the exclusive right to determine whether LOISLAW.COM Subscribers qualify to become Referred Subscribers in order to access
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               CDB Data. CDB may in its sole discretion terminate any Referred
               Subscriber's access immediately for any reason.

          (e) CDB shall perform for the Referred Subscribers all functions that it performs for its customers generally including customer service and training for qualified Referred Subscribers, and CDB shall act as the point of contact and communication with Referred Subscribers for CDB Data and services.

     4.   Use Limitations of the CDB Data.

          (a) Both parties acknowledge that CDB, LOISLAW.COM and Referred Subscribers will be required to agree that CDB Data cannot be used for any consumer credit purposes, consumer insurance underwriting, employment purposes, tenant screening purposes, or for any other purpose(s) specified by the federal Fair Credit Reporting Act (15 U.S.C. Sec. 1681 et seq., as amended) or similar state or federal statute.

          (b) LOISLAW.COM understands and acknowledges that CDB complies with the IRSG Principles and that compliance to IRSG Principles extends to the Referred Subscribers. LOISLAW.COM also understands and acknowledges that CDB has identified industry specific appropriate uses for which the CDB Data is to be used, and LOISLAW.COM understands and acknowledges that the IRSG Principles may be amended at any time and/or that other industry principles or CDB policies and procedures may be amended at any time, which may have the effect of either limiting or
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               expanding the ability of LOISLAW.COM or Referred Subscribers to use the CDB Data.

          (c) LOISLAW.COM understands and acknowledges that the Referred Subscribers must agree to state their appropriate use for any CDB Data, prior to accessing it, must limit their use to those stated purposes, and must take appropriate measures so as to protect against the misuse of CDB's Data. Provided however, that LOISLAW.COM shall not be responsible, and shall have no liability, with respect to any misuse of CDB Data by a Referred Subscriber. LOISLAW.COM understands and agrees that in order to ensure compliance with IRSG Principles and other use limitations, CDB will conduct periodic audits and reviews of the Referred Subscriber activity and will, on a random basis, contact the Referred Subscribers to provide documentation of executed searches.

          (d) LOISLAW.COM acknowledges that CDB and/or third parties retain all right, title and interest under applicable contractual, copyright and related laws in the CDB Data, and LOISLAW.COM and Referred Subscribers shall be required to use such CDB Data consistent with such right, title and interest of CDB.

          (e) LOISLAW.COM further acknowledges that Referred Subscribers must agree not to reproduce, retransmit, republish or otherwise transfer for commercial purpose any CDB Data, except to employees whose duties reasonably relate to the legitimate business purposes for which the
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               information is requested. LOISLAW.COM acknowledges that Referred
               Subscribers shall warrant that they are the end users of the information.

     5.   Grant to CDB.

          (a) LOISLAW.COM hereby grants to CDB the right to offer CDB Subscribers access to the LOISLAW.COM Data by way of the Co-Branded Site and/or the CDB Site.

          (b) CDB agrees that it will not offer data, which is the same or similar to the LOISLAW.COM Data, from comprehensive electronic case law providers (except for data which may be offered by a subsidiary, parent or affiliate of CDB) on the Co-Branded Site, the CDB Site, or on another CDB or third party web site. Other comprehensive electronic case law providers include without limitation, LEXIS-NEXIS, West Group and any parent, subsidiary, or affiliate of each.

          (c) CDB agrees to cooperate with LOISLAW.COM throughout the term hereof and to dedicate such resources as shall be necessary and reasonable to assist LOISLAW.COM in the automation, tracking, fulfillment and customer delivery of LOISLAW.COM Data, without recourse to LOISLAW.COM for any costs or expenses incurred by CDB. LOISLAW.COM shall be responsible for all costs associated with the development and maintenance of the LOISLAW.COM site and the link between the LOISLAW.COM Site and the CDB Site, without recourse to CDB for any costs or expenses incurred by LOISLAW.COM in the development and maintenance of said site.
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          (d)  LOISLAW.COM shall perform for CDB Subscribers all functions that it performs for its customers generally, including without limitation, customer service and related functions, including training for all qualified CDB Subscribers, and LOISLAW.COM shall act as the point of contact and communication with CDB Subscribers for LOISLAW.COM Data and services.

          (e) LOISLAW.COM grants to CDB the right to use LOISLAW.COM's merchant identification number for the orders placed by Referred Subscribers under this Agreement.
     6.   Pricing.

          (a) Each party shall have the right at all times to determine the product it will offer, the prices to be charged by it for each product and the methods of sale and distribution of its products, it being the intention of the parties hereto to preserve in full CDB's unencumbered ownership of the CDB Data and the rights and benefits thereof and LOISLAW.COM's unencumbered ownership of the LOISLAW.COM data and the rights and benefits thereof.

               (i) For each search purchased by a Referred Subscriber and charged to LOISLAW.COM's merchant identification number, CDB will receive $22.50 for each Comprehensive Business Search and $11.70 for each Comprehensive Individual Search from LOISLAW.COM. LOISLAW.COM is free to determine the prices to be charged for each product as stated above. If a Referred
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                    Subscriber stops accessing the Co-Branded Site and starts
                    accessing CDB Date directly from the CDB Site and is not already a CDB Subscriber, then CDB agrees to pay LOISLAW.COM 10% of the payment made by Referred Subscriber to CDB for each search of the CDB Data conducted by the Referred Subscriber for a period of one (1) year after the initial search.
               (ii) LOISLAW.COM agrees to pay to CDB a 30% commission for a period of one (1) year from the initial (not renewal) commencement date of any subscription (based on the price of all the LOISLAW.COM products or services) sold by CDB and licensed by LOISLAW.COM. The appropriate split on commission for joint sales efforts will be determined on a case-by-case basis.

          (b)  All fees for the previous month's activity are due within thirty
               (30) days after the end of that month.

     7.   Marketing and Sales Efforts.

          (a) The parties hereby undertake to use their reasonable efforts during the Initial Term and any Renewal Term(s) to promote the availability of the other party's data, to undertake marketing and promotional activities both jointly and separately related thereto, and to make regular efforts to increase the number of Subscribers with access to each other's Sites. Without limiting the foregoing, each party shall advise its Subscribers on or about the Effective Date, either through notice, publication in its
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               newsletter or the circulation of announcements of the
               availability of the CDB Data and the LOISLAW.COM Data.

          (b) All marketing materials describing this agreement or relationship between the parties must be approved prior to production and distribution by both parties.

          (c) Both parties agree to make joint sales calls to the largest 250 law firms in the United States.

     8. CDB Database Enhancement. LOISLAW.COM agrees on a quarterly basis to update the CDB lawyer database with the lawyer address and law firm affiliation information that LOISLAW.COM has in its possession.

     9.   Representations and Warranties.

          (a) CDB hereby represents and warrants to LOISLAW.COM that (i) it is a corporation duly organized and validly existing under the laws of the State of California, (ii) it has the right, authority, and ability to conduct its business as it is currently being conducted, (iii) to its knowledge, its license and distribution of the CDB Data to Referred Subscribers shall be in accordance with all applicable laws, regulations and ordinances, and (iv) to its knowledge, such license and distribution of the CDB Data to Referred Subscribers shall not infringe on the rights of any other person or entity.

          (b) LOISLAW.COM hereby represents and warrants to CDB that (i) it is a corporation duly organized and validly existing under the laws of the State of Delaware, (ii) it has the right, authority, and ability to conduct its
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               business as it is currently being conducted, (iii) to its
               knowledge, its licensing and distribution of the LOISLAW.COM Data to CDB Subscribers shall be in accordance with all applicable laws, regulations and ordinances, and (iv) to its knowledge, such licensing and distribution of the LOISLAW.COM Data by CDB shall not infringe on the rights of any other person or entity.

          (c) Neither party shall be liable to the other party or any third party in contract, tort, or otherwise for any indirect, incidental, or consequential loss or damage.

          (d) EACH PARTY COVENANTS AND PROMISES THAT IT WILL NOT SUE THE OTHER PARTY FOR OR SEEK PUNITIVE DAMAGES IN ANY SUIT. EACH PARTY DOES NOT MAKE AND HEREBY DISCLAIMS ANY WARRANTY EXPRESS OR IMPLIED. NEITHER PARTY GUARANTEES OR WARRANTS THE CORRECTNESS, COMPLETENESS, CURRENTNESS, MERCHANT ABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OF THE DATA. NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY OR TO ANY PERSON CLAIMING THROUGH IT FOR ANY LOSS OR INJURY ARISING OUT OF OR CAUSED IN WHOLE OR IN PART, BY SUCH OTHER PARTY'S NEGLIGENT ACTS OR OMISSIONS IN PROCURING, COMPILING, COLLECTING, INTERPRETING, REPORTING, COMMUNICATING, OR DELIVERING THE DATA.
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     10.  Breach of Representations and Warranties. Notwithstanding section
          9(c), in the event that either party breaches any of the representations and warranties made to the other party herein, or fails to perform any of its obligations contained in this Agreement, and if such breach or failure is not cured within 10 business days of written notice thereof (or if a cure is not commenced if such breach or failure is not readily curable within such period) and damages result therefrom, the non-breaching party shall be entitled to receive from a court of competent jurisdiction the entire amount of costs, claims, demands, damages, losses or liabilities incurred or suffered by such non-breaching party resulting from such breach or failure by the other party, including, without limitation, reasonable attorneys' fees and costs of suit incurred in defending any action brought by any person or entity as a result of such breach of failure, as such fees and costs are incurred.

     11.  Term and Termination.

          (a) The term of this Agreement ("Term") shall be for an initial period of two (2) years (the "Initial Term"), unless earlier terminated pursuant hereto, commencing on the date first set forth above ("Effective Date"). This Agreement shall automatically be renewed for additional one year periods (each a "Renewal Term") unless either party, within the 60 day period prior to the end of the Initial Term or of any Renewal Term, informs the other party of its intention not to renew this Agreement.

          (b) Either party may terminate this Agreement and the rights granted hereunder at any time without any liability or obligation whatsoever: (i)
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               upon One Hundred and Twenty (120) days prior written notice to the other party, or (ii) upon fifteen (15) business days prior written notice of a material breach of the other party, if such breach is not cured within such fifteen (15) business day period.

          (c) If at any time during the Initial Term or any Renewal Term, applicable law or regulation, including the Individual Reference Services Group ("IRSG") Principles dated December 15, 1997 set forth at Exhibit "C", restricts or forbids CDB's resale of the CDB Data or LOIS LAW. COM Data such that the benefit to CDB from this Agreement is materially reduced or eliminated, CDB shall have the right, in its discretion, to terminate this Agreement upon ten (10) days prior written notice to LOISLAW.COM.

          (d)  If LOISLAW.COM terminates this Agreement pursuant to paragraph
               (b) of this section, LOISLAW.COM agrees that it will not enter into the same or similar business arrangement offering data, which is the same or similar to the CDB Data, from any other public records provider for a period of one (1) year after the termination of this Agreement. If CDB terminates this Agreement pursuant to paragraph (b) of this Section, CDB agrees that it will not enter into the same or similar business arrangement offering data, which is the same or similar to the LOISLAW.COM Data, from any other comprehensive electronic case law provider for a period of one (1) year after the termination of this Agreement.

     12.  Miscellaneous.
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          (a)  Notwithstanding any of the provisions of this Agreement, the relationship between the parties shall be that of independent contractors. No provision hereof shall be construed to imply the formation of a joint venture, partnership, agency relationship or any other joint relationship, and neither party shall have the right, power or authority to create any obligation, express or implied, on behalf of the other without its express prior written permission.

          (b) This Agreement may be executed in one of more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document. This Agreement is entered into and shall be interpreted in accordance with the laws of the State of Georgia, without giving effect to the principles of conflicts of law thereof.

          (c) All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made when delivered personally or three business days after having been sent by registered or certified mail (postage prepaid, return receipt requested) or one business day after having been sent by Federal Express or other comparable nationally recognized overnight courier service (receipt requested), as follows:

                    Kyle D. Parker
                    Loislaw.com, Inc.
                    105 North 28th Street
                    Van Buren, AR  72956
                    Phone:  501-471-5581
                    Fax:  (501) 471-7145
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                    If to CDB, to:

                    CDB Infotek
                    Six Hutton Centre, Suite 650
                    Santa Ana, CA  92707
                    Attn:  Legal Department
                    Telephone:  (714) 708-2000
                    Facsimile:  (714) 708-1021

                    With a copy to:

                    ChoicePoint Services Inc.
                    1000 Alderman Drive, MD71A
                    Alpharetta, GA 30005
                    Attn:  J. Michael de Janes, Esq.
                    Telephone:  (770) 752-5745
                    Facsimile:  (770) 752-5939

or such other persons or at such other addresses as either party shall have designated by like notice in writing to the other party.

          (d) If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement shall not be affected and shall remain in full force and effect. The headings contained in this Agreement are inserted for convenience only and do not constitute a part of this Agreement. This Agreement (including Exhibits) constitutes the entire agreement among the parties hereto and supersedes all prior and contemporaneous agreements and understandings, both written and oral, between the parties hereto, with respect to the subject matter hereof.

          (e) This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and assigns. Neither this Agreement nor any of the parties' rights, interests or obligations hereunder
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               shall be assignable by either party without the prior written consent of the other party, provided that no transfer of the capital stock or sale of all or substantially all of the assets of a party shall be considered an assignment hereunder. Any attempted assignment of this Agreement in breach of this provision shall be void and of no effect.

          (f) In the event any dispute between the parties relating to enforcement or interpretation of this Agreement cannot be resolved, the parties hereby agree to have such dispute settled by arbitration conducted by a single arbitrator acceptable to both parties pursuant to the then current rules of the American Arbitration Association. Unless the arbitrator shall rule otherwise, each party shall pay its own expenses related to such arbitration and one-half of the costs of conducting the arbitration procedure.

          IN WITNESS WHEREOF, the parties hereto, by their duly authorized officers, have executed this Agreement as of the day and year first above written.

Loislaw.com, Inc.                            CDB Infotek


By: /s/ Kyle Parker                          By: /s/ J. Michael de Janes
    -----------------------------                -----------------------------

Name:   Kyle Parker                          Name:   J. Michael de Janes
        -------------------------                    -------------------------

Title:  C.E.O                                Title:  General Counsel
        -------------------------                    -------------------------
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                               List of Exhibits


     Exhibit A:  Description of CDB Data Used by the Legal Market Segment

     Exhibit B:  Description of Loislaw.com Data

     Exhibit C:  Individual References Services Group Principles